UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2009

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Short Term Incentive Plan
     On February 18, 2009, the Compensation Committee of the Board of Directors of CenterPoint Energy, Inc. (the “Company”) determined performance targets and potential payouts for 2009 under the Company’s short term incentive plan, which provides annual cash awards based on achievement of specified performance goals. The Compensation Committee maintained Mr. McClanahan’s target award under this plan at 100% of his earnings and Messrs. Whitlock, Rozzell and Standish at 75% of their earnings for 2009. Mr. Harper’s target award was set at 70% of his earnings for 2009. The performance metrics for 2009 are consistent with the previously disclosed terms of the plan in all material respects.
Long Term Incentive Plan
     On February 18, 2009, the Compensation Committee authorized awards of performance shares and stock with performance goals for the 2009 to 2011 performance cycle under the Company’s long term incentive plan. The terms of the awards for the 2009 to 2011 performance cycle are consistent with the previously disclosed terms of the plan in all material respects. Metrics related to total shareholder return, operating income and modified cash flow remain unchanged. Participants received three separate performance share awards for the 2009 to 2011 performance cycle with the performance share payout opportunity for each based on one of the three performance metrics.
     In addition, the Compensation Committee increased the target award under this plan for the 2009 to 2011 performance cycle from 135% of his earnings to 140% for each of Messrs. Whitlock, Rozzell and Standish, and Mr. Harper’s target award was set at 90%. Mr. McClanahan’s target award for the 2009 to 2011 performance cycle was not changed and remains at 200% of his earnings.
     The Compensation Committee also approved new forms of agreement under the Company’s long term incentive plan for performance share awards and stock awards to provide that participants who are or become “retirement eligible” (age 55 with five years of service) during the performance period and terminate employment will receive a payment under the award, if any, based on the actual achievement of the applicable performance objectives at the end of the performance period, with any such amount pro-rated for the period of their employment during the performance period. In addition, the new forms of agreement provide that upon termination for cause, no benefits are payable under the award agreements. Forms of agreement for performance share awards and stock awards with performance goals are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated by reference herein.
Executive Officer Base Salaries
     On February 18, 2009, the Compensation Committee conducted its annual review of base salaries paid to the Company’s named executive officers but made no change to salaries paid to those officers in 2009.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed below are filed herewith.
          (d) Exhibits.

10.1	Form of Performance Share Award Agreement for 20XX — 20XX Performance Cycle under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

10.2	Form of Stock Award Agreement (With Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: February 24, 2009	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

10.1	Form of Performance Share Award Agreement for 20XX — 20XX Performance Cycle under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

10.2	Form of Stock Award Agreement (With Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.